                                                                    EXHIBIT 10.1



                                                                         9/11/96
                                                                        HEATHROW
                                                       500 INTERNATIONAL PARKWAY





________________________________________________________________________________


                                LEASE AGREEMENT

                                    Between

                 500 International Parkway Development Company
                                  ("Landlord")

                                      and

                        Phoenix International Ltd., Inc.
                                   ("Tenant")



________________________________________________________________________________

                                 LEASE SUMMARY


 A.      Date of Execution of Lease:              September 11, 1996

 B.      Landlord:                                500 International Parkway
                                                  Development Company, a
                                                  Florida general partnership

 C.      Address of Landlord:                     c/o Pizzuti Management Inc.
                                                  Suite 1350
                                                  255 South Orange Avenue
                                                  Orlando, Florida 32801

 D.      Tenant:                                  Phoenix International Ltd.,
                                                  Inc.

 E.      Address of Tenant:                       900 Winderley Place, Suite
                                                  140, Maitland, Florida 32751

                                                  500 International Parkway,
                                                  Heathrow, Florida 32746

 F.      Building:                                The three-story office
                                                  building to be located at 500
                                                  International Parkway,
                                                  Florida. Heathrow, Seminole
                                                  County, The Building contains
                                                  approximately 75,860 square
                                                  feet of rentable space, as
                                                  measured in accordance with
                                                  the standards of the Building
                                                  Owners and Managers
                                                  Association International
                                                  ("BOMA") and as modified to
                                                  allocate space contained
                                                  within the first floor lobby
                                                  and atrium proportionately
                                                  among all space in the
                                                  building.  The Landlord
                                                  covenants, warrants and
                                                  represents that the Building
                                                  is being constructed at a
                                                  cost of at least Nine Million
                                                  Dollars ($9,000,000.00).

 G.      Leased Premises:                         That portion of the first and
                                                  second floors of the Building
                                                  outlined on Exhibit A.  The
                                                  Leased Premises contain
                                                  37,259 square feet of
                                                  rentable space, as measured
                                                  in accordance with the BOMA
                                                  standards and as modified to
                                                  allocate space contained
                                                  within the first floor lobby
                                                  and atrium proportionately
                                                  among all space in the
                                                  building.

 H.      Permitted Use:                           General office use.

 I.      Lease Term:                              Ten years commencing on the
                                                  Commencement Date and
                                                  terminating on the
                                                  Termination Date.

 J.      Commencement Date:                       April 1, 1997, unless the
                                                  Commencement Date is changed
                                                  or the Lease is terminated as
                                                  provided herein.  In the
                                                  event that the Leased
                                                  Premises cannot be delivered
                                                  to Tenant for occupancy on or
                                                  before March 1, 1997, the
                                                  Commencement Date shall be
                                                  thirty days after the later
                                                  to occur of (A) Substantial
                                                  Completion of the Leased
                                                  Premises (as hereinafter
                                                  defined in Section 9(e)), or
                                                  (B) the date the Landlord has
                                                  delivered possession of the
                                                  Leased Premises to Tenant,
                                                  free of all tenants and
                                                  occupants.  Tenant may occupy
                                                  the Leased Premises for the
                                                  30-day period prior to the
                                                  Commencement Date, without
                                                  any obligation to pay any
                                                  Base Rent hereunder;
                                                  provided, however, that
                                                  Tenant will otherwise be
                                                  required throughout the
                                                  period of its occupancy prior
                                                  to the Commencement Date to
                                                  perform all of its other
                                                  duties and obligations under
                                                  this Lease.

                                                  The Term of this Lease shall
                                                  commence on the Commencement
                                                  Date and, unless extended
                                                  or sooner terminated as
                                                  hereinafter provided, shall
                                                  end on the Termination Date,
                                                  as such dates are respectively
                                                  defined herein.  Tenant
                                                  may elect to accept delivery
                                                  of a portion of the Leased
                                                  Premises when such portion is
                                                  Substantially Complete (as
                                                  that term is defined in
                                                  Section 9(e)) without
                                                  accepting delivery of all of
                                                  the Leased Premises, and the
                                                  Commencement Date for such
                                                  portion shall be deemed the
                                                  date of such acceptance of
                                                  all of the Leased Premises;
                                                  provided, however, that if
                                                  Tenant elects to so accept
                                                  delivery of a portion of the
                                                  Leased Premises, then
                                                  commencing on the date which
                                                  is 30 days after such
                                                  acceptance, it will be
                                                  obligated to pay Base Rent on
                                                  the occupied portion of the
                                                  Leased Premises in an amount
                                                  equal to the Base Rent
                                                  specified in Exhibit B to the
                                                  Lease, multiplied by a
                                                  fraction, having as its
                                                  numerator the number of
                                                  rentable square feet
                                                  contained within the portion
                                                  of the Leased Premises so
                                                  occupied by Tenant, and
                                                  having as its denominator the
                                                  number of rentable square
                                                  feet contained within the
                                                  entire Leased Premises.

 K.      Termination Date:                        Tenth Anniversary of
                                                  Commencement Date.

 L.      Base Rent:                               See the Base Rent Schedule
                                                  attached as Exhibit B, and
                                                  incorporated herein by this
                                                  reference.

 M.      Base Expenses:                           Base Expenses are equal to
                                                  Tenant's Proportionate Share
                                                  of the Operating Expenses for
                                                  the 1997 calendar year
                                                  adjusted as though the
                                                  Building were 100% occupied
                                                  for a full 12-month year and
                                                  as though fully assessed for
                                                  tax purposes.

 N.      Tenant's Proportionate Share:            Tenant's Proportionate Share
                                                  is a fraction which is
                                                  calculated by dividing a
                                                  numerator, consisting of the
                                                  total rentable area of the
                                                  Premises as measured in
                                                  accordance with the standards
                                                  of the Building Owners and
                                                  Managers Association
                                                  International ("BOMA") and as
                                                  modified in Section G of this
                                                  Lease Summary, and a
                                                  denominator consisting of the
                                                  total rentable area contained
                                                  in the Building as measured
                                                  in accordance with BOMA
                                                  standards as modified in
                                                  Section F of this Lease
                                                  Summary.  Based upon the
                                                  rentable square footage for
                                                  the Leased Premises and the
                                                  rentable square footage for
                                                  the Building as set forth in
                                                  Sections G and F,
                                                  respectively, of the Lease
                                                  Summary, Tenant's
                                                  Proportionate Share would be
                                                  49.12%, subject to adjustment
                                                  as set forth pursuant to the
                                                  terms of this Lease.

 O.      Security Deposit:                        $61,461.87, which shall be
                                                  applied to the first month's
                                                  Base Rent.

 P.      Excess Expenses:                         Tenant's Excess Expenses are
                                                  calculated by multiplying the
                                                  Tenant's Proportionate Share
                                                  by the Operating Expenses (as
                                                  defined in Exhibit C) for the
                                                  Building, and then
                                                  subtracting the Base Expenses
                                                  (as defined in Section M of
                                                  this Lease Summary).

================================================================================

The following exhibits are attached to and made a part of the Lease:

         Exhibit A -              Description of Leased Premises
         Exhibit B -              Base Rent Schedule
         Exhibit C -              Operating Expenses
         Exhibit D -              Heathrow Rules and Regulations
         Exhibit E -              Janitorial Specifications
         Exhibit F -              Agency Disclosure Statement
         Exhibit G -              Special Terms
         Exhibit H -              Radon Notice
         Exhibit I -              Tenant's Exterior Sign
         Exhibit J -              Building Specifications Pizzuti Heathrow 500
                                  Proposed Office Building
         Exhibit K -              Parking Map

         THE PROVISIONS OF THIS LEASE SUMMARY ARE INCORPORATED BY THIS REFERENCE INTO THE LEASE.

                                LEASE AGREEMENT


This Lease is made as of the 11th day of September, 1996 between 500 International Parkway Development Company, a Florida general partnership, as Landlord, and Phoenix International Ltd., Inc., a Florida corporation, as Tenant.

                              W I T N E S S E T H

         Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those premises (hereinafter called "Leased Premises") shown and described in Exhibit A, attached hereto and made a part thereof, being located on the first and second floors of 500 International Parkway, (the "Building"), a Class A office building to be constructed at 500 International Parkway (the "Property") in Heathrow, Florida.

         The Landlord warrants that the Leased Premises are measured in accordance with the standards of the Building Owners and Managers Association International ("BOMA"), as modified in the manner described in Sections F and G of the Lease Summary, as follows:

         For the purposes of this Lease, the Leased Premises shall be deemed to comprise 32,265 square feet of usable area and 37,259 square feet of rentable area, and the Building shall be deemed to comprise 66,867 square feet of usable area and 75,860 square feet of rentable area, subject to adjustment as set forth pursuant to the terms of this Lease. Whenever any space is added to or deleted from the Leased Premises pursuant to any provision of this Lease, the usable and rentable areas of such space shall be agreed upon by Landlord and Tenant, or failing such agreement, shall be determined in accordance with the American National Standard Method of Measuring Floor Area in Office Buildings of BOMA as modified in the manner described in Sections F and G of the Lease Summary.

         In addition to the Leased Premises, the Tenant shall also have the following non-exclusive rights as appurtenances to the Leased Premises:

         (a) The right of reasonable access to and from the Building and Leased Premises, and to and from any parking facilities located on the Property, twenty-four (24) hours per day, seven (7) days per week, and parking privileges as may be agreed from time to time;

         (b) The right of reasonable access to and from, and the right to use, designated common areas in the Building and the





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Property as is reasonably afforded to all tenants of the Building; and

         (c) The right to do, possess, exercise and enjoy, as to the premises, any and all rights and privileges appertaining to a leasehold tenancy under existing and future laws applicable thereto, to the extent not inconsistent with any reserved rights and privileges of Landlord pursuant to this Lease.

         (d)     The right to riser space for HVAC and other equipment.


         Section 1. Base Rent. Tenant will pay Base Rent in the amount set forth in the Base Rent Schedule attached hereto as Exhibit B.


         Section 2. Excess Expense Payments. Tenant shall pay to Landlord the amount by which Tenant's Proportionate Share of the actual Operating Expenses (as those expenses are defined in Exhibit C) incurred by the Landlord in the operation of the Building during each calendar year of the Lease Term exceeds the Base Expenses (as those expenses are defined in Section M of the Lease Summary)("Excess Expenses"). The Excess Expenses shall be prorated on a daily basis using a 365-day calendar year, as necessary for any year during which this Lease is in effect for less than the full twelve-month calendar year.

Starting in the 13th month after the Commencement Date, if the Tenant's Proportionate Share of actual Operating Expenses incurred by the Landlord are greater than the Base Expenses, Tenant will, thereafter, pay any Excess Expenses owed to the Landlord. Tenant's Excess Expenses will be paid monthly in advance based upon Landlord's estimate of the Excess Expenses which Tenant will incur during each calendar year during the Lease Term. For the first year in which Excess Expenses will be paid, Landlord will deliver to Tenant on March 1, 1998, a written statement showing its actual Operating Expenses for the 1997 calendar year, and estimating the Excess Expenses Landlord expects that Tenant will incur from the first anniversary of the Commencement Date through December 31, 1998. For every year thereafter, Landlord will notify Tenant by December 1 of each year during the Lease Term of the amount of the monthly estimated Excess Expense payment which Tenant will be required to make for each month of the upcoming year; provided, however, that Landlord's failure to so notify Tenant of the amount of the monthly estimated Excess Expense payment by December 1 of any year will not vitiate or otherwise modify Tenant's obligation to pay its Excess Expenses hereunder.

For the purpose of determining the Base Expenses, the Landlord shall assume that the building is 100% occupied and that the taxes are fully assessed as if the Building were complete for the





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first full year.  For the purpose of estimating the Excess Expenses, Landlord shall reasonably estimate such expenses (assuming one hundred percent (100%) occupancy of the Building if the actual occupancy is less than one hundred percent and assuming that the building is fully assessed for tax purposes) based on the actual Operating Expenses for the preceding year and its reasonable expectations concerning the level of operating Expenses to be incurred the upcoming year.

Within 120 days after the end of each calendar year, Landlord will deliver to Tenant a written statement showing its actual Operating Expense for such calendar year and Tenant's Excess Expenses, if any. If the sum of the estimated Excess Expense payments paid by Tenant during such calendar year exceeds Tenant's actual Excess Expenses incurred during such year, then, at Landlord's election, Landlord will either refund the excess to Tenant or apply the same toward the next succeeding monthly estimated Excess Expense payment due from Tenant. If the sum of the estimated Excess Expense payments paid by Tenant during such calendar year is less than Tenant's actual Excess Expenses incurred during such year, then Tenant will pay the deficiency to Landlord within twenty (20) days after Tenant's receipt of Landlord's written demand for the payment thereof.

If Tenant wishes to dispute Landlord's determination of the Operating Expenses, or the Tenant's Excess Expenses under the Lease or the calculation of any amount payable hereunder, Tenant shall give Landlord written notice of such dispute within forty-five (45) days after the receipt of notice from Landlord of the matter giving rise to the dispute. Promptly after the giving of such written notice, Landlord shall meet with Tenant and shall allow Tenant's representatives to examine Landlord's books and records with respect to the subject matter of the dispute in Landlord's offices within ninety (90) days after such notice of dispute, in an attempt to reconcile any outstanding disputes. If such efforts do not succeed, Tenant may, at its election, cause to be made a complete audit of Landlord's records relating to the matter in dispute by a nationally recognized firm of independent certified accountants to be mutually selected by Landlord and Tenant. The cost of such audit shall be borne by Tenant unless such audit discloses an error of more than five percent (5%) of the total audited amount which favors Landlord, in which event Landlord shall bear the cost of such audit. If such audit reveals that the amount previously determined by Landlord was incorrect, a correction shall be made and either Landlord shall promptly (not to exceed 45 days) return to Tenant any overpayment or Tenant shall promptly (not to exceed 45 days) pay any underpayment to Landlord. Notwithstanding the pendency of any dispute hereunder, Tenant shall make payments based upon Landlord's determination or calculation until such determination or calculation has been established hereunder to be incorrect.





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In the event that Landlord is in error, then the amount overpaid by Tenant shall be returned to Tenant.


         Section 3. Manner and Timing of Rent Payments. Monthly installments of Base Rent and estimated Excess payments, if any, will be due and payable in advance on or before the first day of each calendar month during the Lease Term. Each such installment will be paid to Landlord at its address set forth in the Lease Summary (or such other address as Landlord may designate from time to time). If the Lease Term commences on a day other than the first day of the month or terminates on a day other than the last day of the month, then the installments of Base Rent and estimated Excess Expense payments for such month(s) will be adjusted on a pro rata basis. If any installment of Base Rent or any Excess Expense payment is not received by Landlord within ten days after Tenant has received notice that the installment is past due, then a late payment charge of 5% of such past due amount will be assessed and will be immediately due and payable from Tenant; provided, however, that Landlord shall not be required to give Tenant notice of a late payment more than twice in one calendar year. All installments of Base Rent and estimated Excess Expense payments will be paid by Tenant without demand and without any rights of reduction, counterclaim or offset. Tenant hereby agrees that, after receipt of notice that sales, rent or use taxes will change, it will pay as additional rent any sales, use or other tax (other than income taxes) now or hereafter imposed by any governmental authority upon the rent and other sums payable by Tenant hereunder. The sales tax on Base Rent initially payable by Tenant is set forth in the Base Rent Schedule attached hereto as Exhibit B. Landlord will notify Tenant of any change in any tax payable by Tenant as additional rent hereunder. Landlord's acceptance of any payment which constitutes less than all of the balance then owed to it by Tenant hereunder will be treated as its receipt of a payment "on account" and not as an accord and satisfaction and Landlord may accept any such payment (regardless of the existence of any endorsement or statement to the contrary contained on any check or letter accompanying such payment) without prejudice to Landlord's right to recover the balance of the amount owed to it or pursue any other remedy provided for in this Lease.


         Section 4. Services. Landlord will provide all utility, HVAC and elevator services which are required for the use of the Leased Premises for general office purposes during normal business hours (8:00 a.m. to 7:00 p.m. Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday (at no separate charge, but with all costs of the provision of such services to be treated as Operating Expense pursuant to Section 2 herein), except for the following Holidays, on the dates of celebration set by the federal government: New Year's Day, President's Day, Memorial Day,





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Independence Day, Labor Day, Thanksgiving Day and the day after Thanksgiving
Day, and Christmas Day). Notwithstanding the foregoing, Tenant shall have the right and ability to control the air conditioning and heating supply to the Premises after normal business hours. In the event that Tenant shall use the air conditioning and heating supply after normal business hours, Tenant shall pay a surcharge of $22.00 per hour for such service, regardless of the amount of space being air conditioned or heated.

Tenant agrees to pay for all costs related to the provision of telephone service to the Leased Premises. If Tenant's usage of any such service is excessive when compared to the normal, anticipated usage of other tenants in the Building or if the nature of Tenant's business requires the provision of any such service outside of normal business hours at a level in excess of that normally provided for the Building, then, in either such event, Tenant agrees to pay a service surcharge to Landlord in an amount which fairly reflects its excessive usage of such service. In the event delivery of any heating, air conditioning, electricity, HVAC, water, sewer, elevator, or other services or utilities servicing the Leased Premises are interrupted, and such interruption substantially impairs Tenant's ability to use the Leased Premises and to conduct its business therefrom, the rental and all other charges under this Lease shall abate from the commencement date of such interruption caused by Landlord until the restoration of services at a level satisfactory to permit Tenant to conduct its business from the Leased Premises. In the event any interruption shall continue for seven (7) consecutive days and the Property is the Building is the only property effected in the area, Tenant may, at its option, within ten (10) days after expiration of said seven (7) day period, terminate this Lease by written notice thereof to Landlord.


         Section 5. Maintenance and Repair. Landlord will maintain the Building (including all common areas which serve the Building) and all structural elements and mechanical systems located within the Leased Premises, including, without limitation, the heating, air conditioning, electricity, HVAC, water, sewer, and elevator systems, in good repair and condition; provided, however, that Tenant (and not Landlord) will be required to pay all costs of maintaining the same if the need therefor arises due to the fault or negligence of Tenant or its agents or employees. Landlord will also provide janitorial service to the Leased Premises five days per week. The Janitorial Specifications are attached hereto as Exhibit E and incorporated by this reference.

         Following the completion of all Tenant Improvements and Punchlist Items and except as otherwise expressly set forth in this Section 5, Tenant will be responsible for and pay as additional





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




rent all costs associated with Landlord's maintaining and repairing the interior of the Leased Premises (other than items which are Base Building Improvements or Landlord's Work, as defined in Section 9 and Exhibit J, which are Landlord's obligations), including, without limitation, all costs associated with the painting of interior walls, the cleaning or replacing of wallcoverings and floorcoverings and replacing of light bulbs; provided, however, that Landlord shall be liable for any repairs and maintenance necessitated by Landlord's negligence. Except in the case of emergency or with regard to providing services to the Tenant, Landlord shall furnish Tenant reasonable advance oral notice prior to entering the Leased Premises and shall not unreasonably interfere with the conduct of Tenant's business in the Leased Premises.


         Section 6. Use of Leased Premises. Tenant will use the Leased Premises solely for the Permitted Use and any other uses for which Tenant obtains prior written consent from the Landlord, which consent shall not be unreasonably withheld. Tenant will not cause or permit any waste or damage to the Leased Premises or the Building and will not occupy or use the Leased Premises for any business or purpose which is unlawful, hazardous, unsanitary, noxious or offensive or which unreasonably interferes with the business operations of other tenants in the Building. Tenant will comply with the Rules and Regulations for the Building which are set forth in Exhibit D (and any modifications thereto which are consistent with the provisions of this Lease). Tenant will also have the non-exclusive right to use the common areas which serve the Building, including, without limitation, the Building's common lobbies, hallways, elevators, restrooms and parking areas.

         Section 7. Compliance with Law. Landlord promises that Leased Premises, as of the date of occupancy, are in compliance with all laws, governmental requirements and recorded covenants or conditions in force at that time. Following the date of occupancy, Landlord will be responsible for complying with all laws, governmental requirements and recorded covenants or conditions which are now or hereafter in force pertaining to the Leased Premises, including, without limitation, the Americans with Disability Act of 1990, as amended, except that Tenant will at its sole expense comply with all laws, governmental requirements and recorded covenants or conditions necessitated solely by Tenant's specific use of the Leased Premises.

         Section 8. Signs. Tenant will not place any sign or other advertising material on the exterior or interior of the Leased Premises or the Building, without the prior written consent of Landlord, which shall not be unreasonably withheld. Landlord will at its expense provide Tenant with the Building's standard graphics and signage for identification of Tenant on the business directory, the elevator lobby and the entranceway to the Leased Premises. Tenant shall also have the exclusive right to a sign on the exterior of the Building, as provided in Exhibit G, attached hereto and incorporated by this reference. Specifications and plans regarding Tenant's sign to be placed on the exterior of the Building, including the size, shape and location of Tenant's exterior sign, are included in Exhibit I, attached hereto and incorporated by this reference.

         Section 9.       Leasehold Improvements.

         (a) Base Building Improvements. Landlord has delivered and Tenant has received a full set of final architectural and engineering drawings, plans, specifications and finishes for the Base Building Improvements for the Building and all related site improvements (collectively the "Base Building Improvements"), which specifications are referenced in Exhibit J, "Building Specifications Pizzuti Heathrow 500 Proposed Office Building." Tenant will have until September 10, 1996 either to approve the same or to notify Landlord of its specific objections to anything contained therein. In the event that Landlord is unwilling to make changes to the plans and specifications for the Base Building Improvements and Tenant finds that the Building, as it is to be completed according to the plans and specifications, is not suitable for Tenant's leasehold purposes, Tenant shall have the option to cancel and terminate this Agreement within ten (10) days after such review.

         (b) Landlord's Work. Landlord has delivered and Tenant has received a full set of final architectural and engineering drawings, plans, specifications and finishes for the improvements to the Leased Premises "Final Landlord's Work Plans", which specifications are referenced in Exhibit J "Building Specifications Pizzuti Heathrow 500 Proposed Office Building." The work shown in the plans required to construct the improvements to the Base Building and the Leased Premises prior to installation of any Tenant Improvements, is referred to as "Landlord's Work". Landlord shall, at its expense, promptly proceed with due diligence and continuity to perform the Landlord's Work substantially in accordance with the plans and specifications as such plans and specifications may be modified and amended from time to time.

         (c) Tenant Improvements. Landlord will provide a tenant improvement allowance of $18.00 per rentable square foot contained within the Leased Premises for the design and construction of Tenant Improvements. For the purposes of this Lease, the Tenant Improvements will be those interior improvements to be made to the Leased Premises which are in addition to the Base Building Improvements described in Section 9(a) and the Landlord's Work described in Section 9(b). The tenant improvement allowance shall not include a Landlord





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supervisor fee.  Additionally, at least $15.00 per rentable square foot of the tenant improvement allowance must be used for Tenant Improvements and design to the Leased Premises. The remainder of the tenant improvement allowance may be used by Tenant toward the cost of any Tenant Improvement, including, but not limited to computer cabling, telephone cabling, or exterior building signage on the Building. Notwithstanding any of the above, any portion of the tenant improvement allowance which remains unused after the construction of the Tenant Improvements, shall constitute a Rent Credit which shall be applied to the monthly installments of Base Rent until exhausted.

         Tenant has provided Landlord with Tenant's preliminary requirements for the Leased Premises. Landlord has prepared and submitted to Tenant for its review and approval preliminary specifications for the Tenant Improvements. Tenant will have until September 10, 1996 either to approve the same or to notify Landlord of its specific objections to anything contained therein. If Tenant fails to respond to Landlord's submission of such preliminary specifications by the above-mentioned date, Tenant will be deemed to have approved such submission for all purposes of this Lease. If, however, Tenant notifies Landlord of its objections, Landlord shall cause the specifications to be modified to meet Tenant's objections and will then resubmit the modified specifications to Tenant for its review and approval within ten (10) days after receipt of Tenant's notice. Tenant will then have five (5) days to review such resubmission. If Tenant fails to respond to Landlord's resubmission within the aforementioned five day period, then Tenant will be deemed to have approved such resubmission for all purposes of this Lease.

         Once Landlord and Tenant have approved preliminary specifications for such Tenant Improvements, Landlord will proceed with the preparation of the final architectural and engineering drawings, plans and specifications for the Tenant Improvements. Once those drawings, plans and specifications are completed, which date shall be no later than October 11, 1996, unless any delay is caused by Tenant, Landlord will deliver a full set thereof to Tenant for its review and approval. Tenant's right to object to anything contained within such final architectural and engineering drawings, plans and specifications will be limited to any objections it may have which are premised solely upon the fact that such drawings, plans and specifications are inconsistent with, or not specified in, the previously approved preliminary specifications. Tenant will notify Landlord within five (5) days after its receipt of such drawings, plans and specifications of its approval thereof or its objections to anything contained therein. After Tenant's receipt of such drawings, plans and specifications, if Tenant fails to respond to Landlord's submission of such drawings, plans and specifications within the five-day period, Tenant will be deemed to have approved such submission for all purposes of this Lease. If,





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however, Tenant notifies Landlord of its objections within the five-day period,
Landlord shall cause the drawings, plans and specifications to be modified to meet Tenant's objections and then resubmit the modified drawings, plans and specifications to Tenant for its review and approval within ten (10) days after receipt of Tenant's notice or Landlord shall give notice that it refuses to make such revisions. Tenant will then have five (5) days to review such resubmission. The drawings, plans and specifications for the Tenant Improvements, once approved by Tenant, will constitute the "Final Tenant Improvements Plans" and will thereafter be deemed incorporated herein by this reference.

         Landlord will provide the full budgeted costs of Tenant Improvements as a part of (a) Landlord's preliminary specifications for Tenant Improvements, and (b) Landlord's final drawings, plans and specifications for Tenant Improvements. If the cost of the construction of the Tenant Improvements, as ultimately approved by Landlord and Tenant, exceeds the amount of the aforementioned tenant improvement allowance, Landlord will send Tenant an Excess Cost Notice detailing the amount of such excess cost, and provide the excess funds required to construct the improvements to the Leased Premises and the annual Base Rent payable by Tenant for each year during the Lease Term will be increased by an amount equal to fifteen percent (15%) of such excess costs; provided, however, that if the aforementioned costs exceed the tenant improvement allowance by $5.00 per rentable square foot contained within the Leased Premises, then Tenant will pay to Landlord, in cash prior to Landlord's commencement of construction of the Tenant Improvements to the Leased Premises, the portion of such excess costs which exceeds the $5.00 per rentable square foot threshold mentioned above.

         (d) Construction of Improvements. Landlord will cause the Base Building Improvements, the Landlord's Work and the Tenant Improvements (collectively the "Improvements") to be constructed in accordance with the Final Base Building Plans, the Final Landlord Work Plans and the Final Tenant Improvement Plans, (collectively, the "Final Plans"). Landlord acknowledges that time is of the essence under this Lease and promises that, subject to the occurrence of a Delay Event, it will complete all of the following construction tasks by the targeted completion dates set forth below:

================================================================================
  CONSTRUCTION OBLIGATION                            DATE FOR COMPLETION
--------------------------------------------------------------------------------
  1.  Commencement of Construction of Base           Done
  Building Improvements.

  2.  Building is Weather-tight with Roof and        November 15, 1996
  Windows in Place.

  3.  Substantial Completion of all                  March 1, 1997
  Improvements.
================================================================================

         If Landlord fails to achieve either of the construction obligations set forth as item #1 or item #2, above, within sixty (60) days after the designated targeted date for the completion thereof, for any reason other than the occurrence of a Delay Event, then at Tenant's option at any time thereafter until completion, Tenant may terminate its obligations under this Lease by delivering written notice of termination to Landlord within five days after the expiration of the aforementioned sixty-day period.

         In addition, if Landlord fails to achieve the construction obligation set forth as item #3, above, by the designated targeted date for the completion thereof, for any reason other than the occurrence of a Delay Event, then Landlord will pay to Tenant as liquidated damages an amount equal to one thousand dollars ($1,000.00) per day for the first ten days and one thousand five hundred dollars ($1,500.00) per day for each day thereafter until the Improvements are substantially completed, which amount the parties hereby agree represents reasonable daily damages likely to be incurred by Tenant as a result of such failure by Landlord and is not a penalty.

         If Landlord has not achieved the construction obligation set forth as item #3, above by June 1, 1997, for any reason other than the occurrence of a Delay Event, then Tenant may terminate its obligations under this Lease by delivering written notice of termination to Landlord on or before June 6, 1997.

         Notwithstanding any of the above, if Landlord has not achieved the construction obligation set forth as item #3, above, by September 1, 1997, for any reason whatsoever, then Tenant shall have the right to terminate this Lease upon written notice to Landlord on or before September 6, 1997 and Landlord and Tenant shall thereupon be released from all obligations under this Lease. Furthermore, in the event that Tenant's sublease to the Interim Space at 300 Lincoln Place terminates at any time prior to Landlord's delivery of the Leased Premises to Tenant in accordance with the terms of this Lease and the attached Exhibits, except as a result of Tenant's default, Tenant may terminate its obligations under this Lease by delivering written notice of termination of this Lease Agreement to Landlord within five (5) days after such termination.

         (e) Substantial Completion. For purposes of this Lease, the terms "Substantial Completion", "Substantially Complete" and "Substantially Completed" and the like shall mean the date when:

                 (i) The Tenant Improvements have been completed (except for punchlist work which will not substantially impair Tenant's ability to conduct its business in the Leased Premises) in accordance with the terms of the Lease; and

                 (ii) Landlord has obtained a temporary certificate of occupancy or comparable municipal authorization; and

                 (iii) Landlord has delivered its written notification to Tenant of the satisfaction of the foregoing conditions.

         (f) Delay Event. For the purpose of this Lease, the term "Delay Event" shall mean the occurrence of any event beyond the reasonable control of Landlord which results in a delay in its attempt to achieve any of the construction obligations referred to above including, without limitation, the occurrence of any of the following events:

                 (1) The adoption of any restrictive governmental law or pronouncement, which has the effect of placing a moratorium on or otherwise stopping the construction of the Base Building Improvements or Tenant Improvements.

                 (2)      Acts of God;

                 (3) Unseasonable weather (as determined by standards of "unseasonability" promulgated by the National Oceanographic and Atmospheric Administration covering Seminole County, Florida;

                 (4) Tenant's failure to approve or modify the preliminary specifications for the Tenant Improvements by September 10, 1996;

                 (5) Tenant's failure to approve the Final Tenant Improvement Plans by October 18, 1996 (assuming Landlord's initial delivery of the same to Tenant for its approval by no later than October 11, 1996);

                 (6) Any Tenant-requested change to the Final Plans which, in the reasonable judgments of Landlord's general contractor and Tenant, will cause a delay in its critical path of construction performance; and

                 (7) Failure, through no fault of Landlord or its contractors, of Seminole County authorities to grant all requisite building permits by November 29, 1996 (assuming Landlord's initial delivery to such authorities of all materials required for the issuance of any such permits by October 21, 1996).

         Upon the occurrence of any Delay Event (assuming neither Landlord, nor its general Contractor has created any independent delay or concurrent delay to such Delay Event) the targeted date for the achievement of the aforementioned construction obligations will be extended by the number of days equal to the number of days of delay caused by the occurrence of such Delay Event, which have been shown by Landlord's general contractor to have delayed the Contractor's critical path of construction performance. Notwithstanding anything to the contrary contained in this Lease, if Substantial Completion of the Improvements is delayed beyond March 1, 1997 as a result of the occurrence of any Tenant-caused Delay Event (meaning any of those Delay Events specified in subparagraphs 4, 5 or 6 of this Section 9(f), then the Commencement Date of the Lease Term will be deemed to be April 1, 1997, and from and after such date, Tenant will be obligated to pay Base Rent and all Excess Expense payments and otherwise perform all of its other obligations and duties set forth in this Lease.

         (g) Punchlist Items. As soon as reasonably practicable after the date of the substantial completion of the Improvements, Landlord and Tenant will make a joint inspection of the Property for the purpose of determining any construction work which is in need of correction or completion (collectively, "Punchlist Items"). Tenant will submit a written listing of such Punchlist Items to Landlord within ten (10) days after Landlord's and Tenant's joint inspection of the Building, and Landlord will thereafter complete all such Punchlist Items to the reasonable satisfaction of Tenant within thirty (30) days after its receipt of such listing from Tenant; provided, however, that if the repair, replacement or completion of any such Punchlist Item is not reasonably capable of being effected within such thirty-day period, then Landlord will be obligated to commence the repair, replacement or completion of such Punchlist Item within the aforementioned thirty-day period and at all times thereafter diligently pursue the same to completion.

         (h) Certification of Space. Promptly following the Substantial Completion of the Base Building Improvements and Tenant Improvements, Landlord's architect will certify the square footage for the following areas according to BOMA standards as modified in accordance with the provisions in the Lease Summary: (a) the rentable square footage within the Leased Premises,
(b) the usable square footage within the Leased Premises, (c) the rentable square footage of the Building, and (d) the usable square footage of the Building. If the certified square footage for the above-listed areas, as measured in accordance with BOMA standards as modified in accordance with the provisions of the Lease Summary, is determined to be less than the square footage designated in the Final Plans following the preparation and approval of the Final Landlord's Work Plans and the Final Tenant Improvement Plans as a result of the failure of the Landlord's Work Improvements and Tenant Improvements to comply with the Final Landlord's Work Plans and Final Tenant Improvement Plans, then for all purposes of this Lease, the certified square footage for the areas listed above shall be deemed to be the actual square footage for these areas and the rentable areas of the Building and the Leased Premises, the Base Rent, the Base Expenses, Tenant's Proportionate Share, and the Excess Expenses (as set forth in Sections F, G, L, M, N, and P of the Lease Summary and Sections 1 and 2 of the Lease Agreement) will be adjusted accordingly.

         Section 10. Alterations. Following the completion of Punchlist Items, Tenant will not at any time prior to or during the Lease Term make any alterations, additions or improvements to the Leased Premises (except for minor alterations, additions or improvements costing less than $500.00, which do not effect the exterior aesthetics or structural integrity of the Building or the Leased Premises) without the prior written consent of Landlord, which shall not be unreasonably withheld. If Landlord consents to any proposed alteration, addition or improvement, the same shall be made by Landlord at Tenant's sole expense. If required by Landlord, any such alterations, additions or improvements will be removed by Tenant upon the expiration of the Lease Term. Tenant will repair any damage to the Leased Premises caused by such removal.

         Section 11. Mechanics Liens. Tenant will indemnify and hold Landlord harmless from any liability or expense associated with Tenant's construction of any alteration, addition or improvement to the Leased Premises, except as provided in Section 9, above. In particular, Tenant will execute and record an appropriate notice of commencement pursuant to Chapter 713, Florida Statutes, identifying Tenant's interest in the Leased Premises as a leasehold interest only. Tenant will immediately discharge or post bond for any mechanics lien filed against the Leased Premises or the Building in connection with any work performed by Tenant. Notwithstanding the foregoing, Tenant shall not be required immediately to discharge or to post bond hereunder so long as Tenant is diligently defending such lien and so long as the lien is not capable of levy.

         Section 12. Assignment and Subletting. Tenant will not assign this Lease or sublet all or any part of the Leased Premises without the prior written consent of Landlord, which shall not be unreasonably withheld. Unless otherwise agreed to by Landlord. Landlord's consent to any such assignment or sublease will not relieve Tenant from its obligations under this Lease.

         Section 13. Subordination. Tenant's rights and interest under this Lease are subordinate to all mortgages and other encumbrances now or hereafter affecting any portion of the Building. In the event of the foreclosure of any mortgage or other encumbrance, Tenant will, upon request of any person succeeding to the interest of Landlord, attorn to and become the tenant of such successor in interest without change in the terms or conditions of this Lease; provided, however, that Tenant's agreement to subordinate the Lease to any mortgages or deeds to secure debt, hereafter placed on or against the Building is conditioned upon Landlord's delivery to Tenant of a subordination, non-disturbance and attornment agreement executed by the holder of such mortgage and deed to secure debt, pursuant to which such holder shall agree that Tenant's possession of the Leased Premises pursuant to the terms of this Lease shall not be disturbed so long as there are no Events of Default under this Lease. Within ninety (90) days of execution of this Lease, Landlord shall deliver to Tenant, Landlord's standard non-disturbance, subordination and attornment agreement executed by the current holder of Landlord's deed to secure debt, a copy of which has been previously provided to Tenant. Such successor in interest shall not be liable for any act or omission of any prior landlord or subject to any offsets or defenses which Tenant may have against any such prior landlord. Within ten days after its receipt of Landlord's request therefor, Tenant will execute and deliver to Landlord a certificate confirming such subordination and attornment and setting forth the current status and facts related to this Lease and Tenant's occupancy of the Leased Premises. Tenant may not terminate this Lease because of any default by Landlord, unless Tenant first gives written notice of the alleged default to any mortgagee of Landlord whose name and address have been provided to Tenant, and such mortgagee fails to cure such default within 30 days after its receipt of such written notice.

         Section 14. Limitation of Landlord's Personal Liability. Tenant will look solely to Landlord's interest in the Leased Premises and the Building for the recovery of any judgment against Landlord; it being the express intent of the parties hereto that neither Landlord, nor any of its partners will ever be personally liable for any such judgment.

         Section 15. Indemnification and Insurance. Subject to insurance held by Landlord, Landlord will not be liable for and Tenant hereby releases Landlord from any liability (other than that caused by or otherwise resulting from Landlord's fault or negligence) or expense associated with any damage or injury to any person or property (including any person or property of Tenant or anyone claiming under Tenant) which arises directly or indirectly in connection with the Leased Premises or Tenant's use or occupancy of the Leased Premises or any common areas serving the Building. Tenant will indemnify and hold Landlord harmless from any of the above-described liabilities and expenses; provided, however, that Tenant will not be obligated to indemnify Landlord as to any liability or expense occasioned by the fault or negligence of Landlord.

         All property stored or placed by Tenant in or about the Leased Premises will be so stored or placed at the sole risk of Tenant. Tenant will at its sole expense maintain in full force and effect at all times during the Lease Term: (a) comprehensive public liability insurance for personal injury and property damage with liability of not less than $1,000,000 for injury to one person, $2,000,000 for injury from one occurrence and $500,000 for property damage; and (b) extended coverage insurance on all property stored or placed by Tenant in or about the Leased Premises in an amount equal to the full replacement value thereof. Each insurance policy required to be maintained by Tenant hereunder will name Landlord as an additional insured and will specifically provided that such insurance policy cannot be terminated without giving at least 30 days prior written notice to Landlord.

         Section 16. Waiver of Subrogation. Landlord and Tenant each hereby waives its right to receive damages against the other party with respect to any loss or claim occasioned by the occurrence of any casualty to the Building or the Leased Premises which is covered under a valid and collectible fire and extended coverage insurance policy. Any insurance policy procured by either Tenant or Landlord hereunder will contain an express waiver of any right of subrogation by the insurance company against Landlord or Tenant, as the case may be.

         Section 17. Hazardous Substance. Tenant will not use, store or dispose of any "hazardous substance", "hazardous material" or "toxic substance" (as those terms are defined or used in the context of Comprehensive Environmental Response, Compensation and Liability Act or any other federal, state or local environmental law, regulation or requirement) on or about the Leased Premises, except for immaterial amounts that are exempt from or do not give rise to any violation of applicable law. Tenant will indemnify and hold Landlord harmless from any liability or expense (including, without limitation, reasonable attorney's fees and expenses, court costs, expenses and costs incurred in the investigation, settlement and defense of claims and any cost or expense incurred in connection with any environmental clean-up) incurred by or claimed against Landlord as a result of Tenant's breach of the covenant contained in this section. The foregoing indemnification (as well as the indemnification set forth in Section 15 of this Lease) will survive the expiration or sooner termination of the Lease Term.

         Section 18. Surrender of Premises. Upon the termination of Tenant's right of possession under this Lease, Tenant will immediately surrender possession of the Leased Premises to Landlord in good repair and "broom clean" condition, reasonable wear and tear expected. Tenant will at the same time remove all of its trade fixtures from the Leased Premises, as well as any alterations, additions or improvements designated by Landlord (other than those improvements constructed by Landlord pursuant to Sections 9, and 10). Tenant will promptly repair any damage caused to the Leased Premises by the removal of any of such property.

         Section 19. Security Interest. Landlord has no security interest in any of Tenant's personal property (both tangible and intangible) which may from time to time be located on or about the Leased Premises or used in connection with the business conducted by Tenant at the Leased Premises.

         Section 20. Casualty. If the Leased Premises is damaged by fire or other casualty, the Landlord will promptly give written notice to Tenant whether the damages area can reasonably be repaired within 180 days after the date on which all requisite permits and licenses for the repair thereof are obtained from the appropriate governmental authorities. If Landlord notifies Tenant that it does not believe that the damaged area can reasonably be repaired within such 180-day period, then both Landlord and Tenant will have the option of terminating this Lease by giving written notice thereof to the other at any time within 30 days after the date of Tenant's receipt of the aforementioned notice from Landlord. If Landlord determines that the damaged area can reasonably be repaired within such 180-day period or if neither party elects to terminate this Lease despite the fact that Landlord has determined that the damaged area cannot be reasonably repaired within such 180-day period, then Landlord will proceed to repair the damages area at its sole expense. If the Leased Premises are rendered untenantable in whole or in part as a result of a fire or other casualty which was not caused by Tenant, then all rent and other payments accruing after the occurrence of any such fire or other casualty and prior to the completion of the repair of the Leased Premises will be equitably and proportionately abated to reflect the untenantable portion of the Leased Premises. Landlord will not be liable to Tenant for any inconvenience or interruption to Tenant's business occasioned by such fire or other casualty or the concomitant repair of the damaged area.

         Section 21. Condemnation. If any portion of the Leased Premises or the Building is taken by or under threat of condemnation so as to render as much as one-third of the Leased Premises wholly untenantable, then this Lease will automatically terminate as of the date of the vesting to title to such property in the condemning authority. Landlord will be entitled to receive the entire award made by the condemning authority for any such taking. Landlord will promptly notify Tenant of the institution of any condemnation proceeding affecting the Leased Premises.

         Section 22. Holding Over. Tenant will not hold over in its occupancy of the Leased Premises after the expiration of the Lease Term without the prior written consent of Landlord. If Tenant holds over without the prior written consent of Landlord, then Tenant will pay one hundred fifty percent (150%) of the Base Rent then in effect for each month during the entire holdover term. Any holding over or without with the consent of Landlord will constitute this Lease as a lease from month-to-month.

         Section 23. Default. If Tenant fails to pay any installment of Base Rent or any other sum payable by it hereunder within ten days within ten
(10) days after receiving notice of Landlord's non-receipt of such payment, or if Tenant defaults in the performance of any of its other obligations under this Lease and such default continues for 30 days after written notice thereof is received by Tenant, then, in addition to any other legal rights and remedies available to Landlord at law or in equity, Landlord may: (a) terminate Tenant's right of possession under this Lease; or (b) reenter and attempt to relet the Leased Premises without terminating this Lease, in which event Tenant will remain obligated to pay to Landlord any deficiency between all sums payable by Tenant pursuant to this Lease and any sums collected by Landlord from any reletting of the Leased Premises (net of any sums paid by Landlord in connection with such reletting, including, without limitation, leasing commissions, attorneys' fees and costs of improvements to the Leased Premises). Landlord may collect any amounts payable to it pursuant to this paragraph by any lawful means, including, without limitation, the sale by public or private sale of all of Tenant's personal property in which Landlord has a security interest. In the event that Landlord terminates Tenant's possession of the Leased Premises, Landlord has an obligation to make its best efforts to relet the Leased Premises.

         Section 24. Prevailing Party's Fees. If any legal action is commenced by either Landlord or Tenant, to enforce its rights hereunder, then all attorney's fees, paralegal fees and other expenses incurred by the prevailing party in such action shall be promptly paid by the non-prevailing party.

         Section 25. Successors and Assigns. This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord and the successors and permitted assigns of Tenant.

         Section 26. No Waiver. No waiver of any covenant or condition of this Lease by either party will be deemed to constitute a future waiver of the same or any other covenant or condition of this Lease. In order to be effective, any such waiver must be in writing and must be delivered to the other party to this Lease.

         Section 27. Brokerage Commissions. Each of Landlord and Tenant hereby represents and warrants that it has not dealt or consulted with any real estate broker or agent in connection with this Lease other than those real estate brokers and agents specifically identified in the Agency Disclosure Statement attached hereto as Exhibit F. Each of Landlord and Tenant agrees to indemnify and hold the other harmless from and against any liability or expense occasioned by a breach of the foregoing representation.

         Section 28. Relocation. Landlord will have no right to relocate Tenant to other space in the Building.

         Section 29. Reasonableness of Consent. Landlord shall not unreasonably withhold any consent or approval which is required to be given by it pursuant to the terms of this Lease.

         Section 30. Amendment. This Lease may not be amended except by a written instrument signed by both Landlord and Tenant.

         Section 31. Governing Law. This Lease will be governed by and construed in accordance with the laws of the State of Florida.

         Section 32. Notices. All notices required or permitted under this Lease must be in writing and must be delivered to Landlord and Tenant at their addresses set forth in the Lease Summary (or such other address as may hereafter be designated by such party). Any such notice must be personally delivered or sent by either registered or certified mail or overnight courier.

         Section 33. Security Deposit. Concurrently with its execution of this Lease, Tenant has deposited with Landlord a Security Deposit in the amount identified in the Lease Summary, which will be applied to the first month's Base Rent.

         Section 34. Special Terms. Exhibit G sets forth those special provisions, if any, which supplement the provisions of this Lease.

             [Signatures and Acknowledgements Appear on Next Page]

                        SIGNATURES AND ACKNOWLEDGEMENTS

Landlord and Tenant have executed this Lease as of the date specified in the Lease Summary.

Signed and acknowledged
in the presence of:                        LANDLORD:

                                           500 INTERNATIONAL PARKWAY
                                           DEVELOPMENT COMPANY

/s/ Nova S. Witte                          By Pizzuti Management Inc.

/s/ Kellie Silver                            By /s/ Richard C. Daley    VP
                                                -------------------------------
                                                     (Name)          (Title)

                                           TENANT:

                                           PHOENIX INTERNATIONAL LTD., INC.

/s/ Clay Scarborough                         By /s/ Bahram Yusefzadeh   CEO
                                                -------------------------------
                                                     (Name)          (Title)


STATE OF Ohio      )
COUNTY OF Franklin ): SS

        Before me, a notary public in and for said state and county, personally appeared Richard C. Daley, the Vice President of Pizzuti Management Inc., the managing agent of 500 International Parkway Development Company, the Landlord in the foregoing Lease.


Date: 9/12/96                                     /s/ Nova S. Witte
                                                  ------------------------------
                                                  Notary Public

STATE OF Florida )
COUNTY OF Orange ): SS

         Before me, a notary public in and for said state and county, personally appeared Bahram Yusefzadeh, the CEO of Phoenix International Ltd., Inc., the Tenant in the foregoing Lease, who acknowledged the signing of the Lease to be his free act and deed no behalf of Tenant.


Date: 9/9/96                                      /s/ Maria M. Garcia
                                                  ------------------------------
                                                  Notary Public

                                                                       EXHIBIT A

                         DESCRIPTION OF LEASED PREMISES





                                               Initialed and Approved by Tenant:


                                               _________________________________

                                                                       EXHIBIT B


                               BASE RENT SCHEDULE

The monthly Base Rent payable to Tenant during the Lease Term will be as set forth in the following schedule:

                           Per Rentable
Lease Period           Square Foot Base Rent     Monthly Base Rent
------------           ---------------------     -----------------
Lease Year 1                   18.50                   57,441
Lease Year 2                   18.75                   58,217
Lease Year 3                   19.00                   58,933
Lease Year 4                   19.25                   59,770
Lease Year 5                   19.50                   60,546
Lease Year 6                   20.00                   62,098
Lease Year 7                   20.25                   62,875
Lease Year 8                   20.50                   63,651
Lease Year 9                   20.75                   64,427
Lease Year 10                  21.00                   65,203

The total monthly payment due from Tenant during the first year of the Lease Term will be $61,461.87 (consisting of Base Rent of $57,441 and sales tax thereon of $4,020.87). For the purposes of this Lease, all references to a "Lease Year" will mean each successive twelve month period during the Lease Term, with the first such twelve month period beginning on the Commencement Date.


                                               Initialed and Approved by Tenant:


                                               _________________________________

Notwithstanding the foregoing, after Lease Year 1 of the Lease, the per rentable square foot Base Rent shall be the lesser of the amount shown above or the prior year's rent multiplied by the Consumer Price Index Adjustment ("CPI Adjustment") as defined herein. The CPI Adjustment for any Lease Year shall be a fraction, the numerator of which shall be the average CPI for the twelve (12) months ending with the Commencement Date anniversary immediately preceding such Lease Year and the denominator of which shall be the average CPI for the twelve
(12) months ending with the Commencement Date or Commencement Date anniversary before the Commencement Date anniversary immediately preceding such Lease Year. The term "CPI" as used in this Lease shall mean the Consumer Price Index for All Urban Consumers in the Central Florida Area (or any reconstituted geographic area covering the Central Florida Area), published by the United States Department of Labor, Bureau of Statistics.

         For example, if the Commencement Date is April 1, 1997, the Base Rent for Lease Year 2 (from April 1, 1998 to March 31, 1999) shall be calculated as follows:

         If (1) the average CPI for the 12 months prior to April 1, 1998 was 132.2, and (2) the average CPI for the 12 months prior to April 1, 1997 was 129.6, then (1) the CPI Adjustment would be 1.02, (2) the CPI Adjustment would be multiplied by the Year 1 Rent ($57,411.00) to get a total of $58,559.22, and (3) because $58,559.22 is greater than the $58,217.00 listed on this Exhibit B Rent Schedule for Year 2, the
         Base Rent for Year 2 would be $58,217.00.

In the event the federal government changes the publication frequency of the CPI so that the CPI is not available to make a CPI Adjustment of annual rent, the CPI Adjustment shall be based on the percentage difference between the CPI for the closest preceding month for which a CPI is available and the CPI for the last anniversary of the Commencement Date. If the issuance of the CPI by the federal government is discontinued, the Landlord shall use for the CPI the official index published by a federal governmental agency which is most nearly equivalent to the CPI. If no such index is available, then Landlord shall use such index or procedure which reasonably reflects national average of increases or decreases in consumer prices. If the rental payments determined pursuant to this Exhibit B exceed that allowed by the terms of any valid governmental restriction which limits the amount of rent or if the rental payments described pursuant to this Exhibit B exceed any limitation otherwise imposed by this Lease, the amount of rent or other payments shall be the maximum permitted by such governmental restriction and by such limitation; however, all increases or decreases in rent or other payments provided in this Lease shall be calculated thereafter based upon the amount of the rent which would have been payable under the Lease as if such government restriction or other limitation had not limited the rent payable under the terms of this Lease. Notwithstanding the above, the increase in per rentable square foot base rent from Year 5 to Year 6 shall be $.50, regardless of any increase in the CPI.

                                                                       EXHIBIT C

                               OPERATING EXPENSES

For purposes of this Lease, the term "Operating Expenses" shall mean all reasonable expenses, costs and disbursements computed on the accrual basis in accordance with generally accepted accounting principles, relating to or incurred or paid in connection with the operation, maintenance and repair of the Building and Property, including, but not limited to the following:

1. Costs of maintaining and repairing (but not replacing) the Building and all common areas serving the Building;

2.       The cost of providing janitorial services to the Building;

3.       The cost of providing security for the Building;

4. Real estate taxes and assessments (excluding any penalties and interest) on the Building; including, without limitation, any assessments imposed by any property owner's association;

5. Insurance premiums for insurance for the Building and Property required to be maintained by Landlord hereunder or which a prudent owner would carry, including, but not limited to, premiums for liability insurance, business interruption insurance, rental abatement insurance, and garage-keeper's insurance;

6. Costs related to the provision of utility services to the Building, including the cost of water, sewer, gas, heating, lighting, ventilation, electricity, air conditioning, and any other utilities supplied or paid for by Landlord for the Building and Property and the costs of maintaining the systems supplying the same;

7. Properly allocated salaries and related costs (including fringe benefits, payroll taxes and a labor overhead charge of not more than 15%) of personnel spending time directly associated with the operation, management and maintenance of the Building, including, without limitation, those paid to any on-site assistant property management or maintenance personnel;

8. A reasonable property management fee (not to exceed four percent (4%) of gross Building revenue);

9.       A reasonable contingency/replacement reserve;

10. The cost of any cost-saving utility devices installed in the Building, which are primarily for the purpose of reducing operating expenses; provided that any such cost that is required to be capitalized in accordance with generally accepted accounting principles shall be amortized over the useful life thereof, and only the portion of such amortization falling in any calendar year shall be included in Operating Expenses for that year;

11. The cost of any Building improvement which are incurred in securing Building compliance (not Leased Premises compliance) with new or revised federal or state laws or municipal or county ordinances or codes or regulations promulgated under any of the same; provided that any such cost that is required to be capitalized in accordance with generally accepted accounting principles shall be amortized over the useful life thereof, and only the portion of such amortization falling in any calendar year shall be included in Operating Expenses;

12. Properly allocated routine accounting, legal and other professional services rendered in connection with the operation, management and maintenance of the Building and incurred for the benefit of the entire Building (such as challenging taxes, but not such as in regard to other tenants, prospective tenants, or ownership disputes); and

13. All other costs related to the operation, management and maintenance of the Building which are considered to be operating expenses under generally accepted accounting principles.

Notwithstanding the foregoing, the following expenses are excluded from the definition of "Operating Expenses."

1. Landlord's debt service on any financing related to the Building including payments of principal and interest on debt or amortization payments on any mortgage, including any costs associated with any refinancing of the Building and rental or any other payments under any ground lease or other underlying lease, except as may be permitted pursuant to this Section and except to the extent a portion of such rental payments represent the payment of taxes of insurance specifically permitted to be included in Operating Expenses hereunder;

2.       Franchise or income taxes payable by Landlord;

3. Salaries and related costs of Landlord's off site administrative personnel;

4.       Cost of all tenant improvements;

5.       Leasing commissions;

6. Attorney's fees incurred by Landlord in prosecuting any eviction or other legal action against any tenant in the Building; and

7. All costs and expenses which are considered to be capital expenditures under generally accepted accounting principles

         (other than those specifically included within the definition of "Operating Expenses" in this Exhibit C).

8. Services performed by Landlord specifically for other tenants in the Building to the extent such work or services are in excess of Building standard services and any compensation paid to clerks, attendants, or other persons in commercial concessions (i.e., concession in which the customer directly pays for the provision of goods or services) operated by Landlord;

9. Fines or penalties resulting from violation of laws, rules or regulations and any interest costs associated therewith, unless such fines, penalties or late charges are due to an act of Tenant or Tenant's failure to timely pay any amounts due under this Lease;

10. Cost of correcting defects in initial construction of the Building or any structural change in the Building (except normal wear and tear);

11. Services or materials (or, if separately allocated, overhead and profit) (except as provided for in this Lease) of a related person or entity of Landlord to the extent the amount charged by such related person or entity exceeds the competitive amount payable for comparable services or materials of comparable quality provided by unrelated persons or entities of high class appropriate to the prudent operation of a first-class office building such as the Building;

12. Damages or costs or expenses paid or payable by Landlord in connection with claims, actions or counterclaims as a result of Landlord's gross negligence or willful malfeasance or willful misfeasance;

13. Legal fees, space planners' fees, real estate brokers' leasing commissions, and advertising and promotional expenses incurred in connection with the original development or original leasing of the Building or future leasing of the Building or any promotion of the Building (except a building newsletter), professional fees incurred in connection with negotiating any leases in the Building and resolving any disputes with or amount tenants in the Building, and any other expenses incurred in connection with leasing space in the Building and the costs of alterations or improvements to other space in the Building which are not available for all tenants of the Building;

14.      Any bad debt loss, rent loss, or reserves for bad debts or rent loss;

15. Costs related to the operation of 500 International Parkway Development Company (or any successor thereto as Landlord), as the same are distinguished from the costs of operation and maintenance of the Building and its supporting facilities, including, without limitation, Landlord's accounting and legal fees, costs of defending any lawsuits with any mortgage (except as the actions of Tenant may be at issue), direct costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building, costs of any disputes between Landlord and its employees (if any) not engaged in the management, operation or maintenance of the Building, or disputes of Landlord with the Building management (unless such disputes arise out of or in relation to this Lease);

16. Costs and expenses relating to the acquisition, or replacement of sculptures, paintings, tapestries or other objects of art (normal cleaning, maintenance and replacement of light fixtures excepted);

17. Any costs or expenses relating to asbestos removal or encapsulation or any fines, costs, expenses or damages relating to any violation of any environmental law in effect as of the date of installation of the substance violating such law (as the same are distinguished from expenses incurred in complying with any environmental laws), unless the condition giving rise to such violation or fine arose out of, or is caused by, acts or omissions of Tenant, its employees, contractors or agents;

18. Depreciation on the Building, costs of tenants' improvements, real estate brokers' commissions, advertising costs, costs associated exclusively with leasable retail areas, interest and capital items other than those capital items referred to in this Exhibit C, salaries of executives above the grade of Vice President of property management, or the cost of any item reimbursed by insurance; and

19.      Any costs not also charged to any other tenant of the Building.

All Operating Expenses shall be computed for each calendar year during the Lease Term based upon the accrual method of accounting. If the Building is ever less than 100% occupied, then Operating Expenses shall be calculated as if the Building had been 100% occupied and the results shall constitute Landlord's Operating Expenses for such calendar year for all purposes of this Lease. Operating Expenses set forth at items 2, 3, 7, 8, 9 and 12 (which are deemed to be controllable by Landlord) above, shall be limited to the lesser of actual cost or a five percent (5%) increase annually.

                                        Initialed and Approved by Tenant


                                        ________________________________

                                                                       EXHIBIT D

                             RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice visible from outside the Premises shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord, using materials of Landlord's choice and in a style and format approved by Landlord.

2. Tenant must use Landlord's blinds in all exterior and atrium window offices. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Tenant shall not obstruct any sidewalks, halls, passages, exists, entrances, elevators, escalators or stairways of the Building. The halls, passages, exists, entrances, shopping malls, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

4. The directory of the Building will be provided by Landlord and shall consist exclusively of the display of the name and location of tenants only; Landlord reserves the right to exclude any other names therefrom.

5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however, occurring, or for any damage to any Tenant's property by any employee or any other person.

6. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may make a reasonable charge or any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefore. Notwithstanding the above provisions, Tenant may install and operate a separate security system.

7. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions for installation.

8. Any freight elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord.

9. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects, if such objects are considered necessary by Tenant, as determined by Landlord, shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical that may be transmitted to the structure of the Building or to any space therein to such degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expenses of the Tenant.

10. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

11. Tenant shall not use any method of heating or air conditioning other than supplied by Landlord.

12. Tenant shall not waste electricity, water, or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's hearing, air conditioning, and lighting to comply with governmental energy saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust control. Tenant shall keep corridor doors closed.

13. Landlord reserves the right, exercisable without liability to Tenant, to change the name and street address of the Building.

14. Landlord reserves the right to exclude from the Building between the hours of 8 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Tenant shall pay the cost of replacing any security cards provided by Landlord. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

15. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

16. Tenant shall not obtain for use on the Premises ice, drinking water, food, beverage, towel or other similar services or accept barbering or bootblacking services upon the Premises, except at such hours and under such regulations as may be fixed by Landlord.

17. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees, shall have caused it.

18. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided in Tenant's Lease.

19. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

20. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any deface the Premises or any part thereof, except to install normal wall hangings. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

21. Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of Landlord.

22. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same.

23. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

24. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

25. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted by any tenant on the Premises, except that use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, and the use of microwave shall be permitted, provided that such equipment and its use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

26. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

27. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

28. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

29. Tenant assumes any responsibility for keeping door locked and other means of entry to the Premises closed.

30. The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

31. In the event Tenant fails to deliver to Landlord its keys to the Premises upon termination of Tenant's right to possession under the Lease, or Tenant's vacating of the Premises, the cost of replacing the locks and keys shall be borne by Tenant.

32. Bicycles, motorbikes and motorcycles are prohibited within the Building and must be kept in designated parking areas.

33. No pets or other animals of any type whatsoever are permitted in the Building at any time.

34. Landlord agrees to enforce rules and regulations against all tenants in the Building consistently and equally. Landlord shall not require Tenant to observe and comply with the rules and regulations and shall not enforce the rules and regulations against Tenant which are not also enforced against all other tenants in the Building.

35. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

36. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated.

37. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees and agents.

                                               Initialed and Approved by Tenant


                                               ________________________________

                                                                       EXHIBIT E
                           JANITORIAL SPECIFICATIONS

                                                                       EXHIBIT F


                          AGENCY DISCLOSURE STATEMENT


The following are the only real estate agents and brokers involved in the leasing transition between Landlord and Tenant:

        Pizzuti Realty of Florida Inc. - Representative of Landlord - whose commission is to be paid by Landlord.

        Properties Atlantic, Inc. - Representative of Tenant - whose commission is to be paid by Landlord pursuant to a separate written agreement



                                              Initialed and Approved by Tenant:



                                              _________________________________

                                   EXHIBIT G

                                 SPECIAL TERMS


The following special terms modify and supplement the provisions of the Lease Agreement between Landlord and Tenant. All capitalized terms used but not defined in this Exhibit G will have the meanings attributed thereto in the Lease Agreement.

  1. Parking. During the Lease Term, Landlord will provide Tenant with four parking spaces for every 1,000 square feet of rentable space contained within the Leased Premises, of which five will be reserved parking spaces to be located where indicated on Exhibit K, attached hereto and incorporated by this reference.

  2. Rights of First Refusal and Rights of First Offer. Notwithstanding anything to the contrary, Tenant has the following rights of first refusal, which rights commence at the execution of this Lease:

         (a) Right of First Refusal and Right of First Offer on 500 International Parkway Building. At all times prior to the Commencement Date of the Lease for Seagate Software Management Group at 400 International Parkway ("Seagate Commencement Date"), Tenant will have the right to expand its Leased Premises by leasing that portion of the south half of the first floor of the Building which has not been leased to any other party (following expiration of Tenant's right of first refusal under the next paragraph of this Section 2(a))("500 Expansion Space"). Tenant may exercise this expansion right by giving written notice of its intent to lease the 500 Expansion Space at any time prior to the Seagate Commencement Date. If Landlord receives Tenant's written notice of its exercise of such expansion right by or before the Seagate Commencement Date, then Landlord and Tenant will enter into an addendum to this Lease, which sets forth the terms and conditions of Tenant's leasing of the 500 Expansion Space, which terms and conditions with be identical to those set forth in this Lease as it relates to the Leased Premises, except that the commencement date of Tenant's leasing of the 500 Expansion Space will be October 1, 1997. Base Rent payable by Tenant during the Term of its leasing of the 500 Expansion Space will be the same as set forth in this Lease with respect to the Leased Premises for the same calendar periods. Notwithstanding anything to the contrary contained herein, Landlord will have the right to market the 500 Expansion Space prior to the Seagate Commencement Date, subject, however, to the right of first refusal granted to Tenant under the next paragraph of this Section 2(a).

Subject to the limitations hereinafter set forth in this paragraph, if at any time prior to the expiration of the Lease Term hereunder, Landlord receives a solicited or unsolicited offer ("Third Party Offer") from any person or entity to lease all or any part of the 500 Expansion Space and if Landlord, in good faith, is willing to consider accepting such offer then Landlord will promptly provide

Tenant with written notice of the existence of such Third Party Offer. Tenant will have five days after its receipt of Landlord's notice to provide Landlord with written notice that it elects to lease the portion of the 500 Expansion Space covered by the Third Party Offer, upon the identical terms and conditions set forth in this Lease with respect to the Leased Premises, except that the commencement date of Tenant's leasing of the Expansion Space will be the later of October 1, 1997 or the date on which the improvements to the subject portion of the 500 Expansion Space are substantially completed by Landlord for Tenant's occupancy. The termination date of Tenant's leasing of such space will be the Termination Date with respect to the Leased Premises as provided for in this Lease and if the term of Tenant's leasing of the 500 Expansion Space is less than 5 years, then the tenant improvement allowance to be provided to Tenant will be equal to $18 per rentable square foot contained within the 500 Expansion Space, multiplied by a fraction having as its numerator, the number of years of portion thereof in the lease term for the 500 Expansion Space and having as its denominator the number 10. Base Rent payable by Tenant during the term of its leasing of the 500 Expansion Space will be the same as set forth in this Lease with respect to the Leased Premises for the same calendar periods. If Tenant fails to provide Landlord with any written notice within the aforementioned five-day period or if Tenant expressly declines to exercise its right of first refusal within the aforementioned five-day period, then, in either event, Landlord will thereafter have the unrestricted right to lease the subject portion of the 500 Expansion Space to the offeror under the Third Party Offer. If Tenant elects to exercise its right of first refusal within the aforementioned five-day period, then Landlord and Tenant will enter into an addendum to this Lease, which sets forth the terms and conditions of Tenant's leasing of the subject portion of the 500 Expansion Space. Notwithstanding anything to the contrary contained in this paragraph, at all times after the Seagate Commencement Date, Tenant's right of first refusal hereunder will be subject and subordinate to the prior right of first refusal held by Seagate Software Storage Management Group. Landlord and Tenant acknowledge that Tenant's right of first refusal will be an ongoing, continuing right of first refusal and will apply to all Third Party Offers received by Landlord on the 500 Expansion Space during the Lease Term hereunder.

  (b) Right of First Refusal and Right of First Offer on 300 International Parkway Building. Subject to the limitations hereinafter set forth in this paragraph, if, at any time during the Lease Term hereunder, space becomes available in the 300 International Parkway Building ("300 Expansion Space") or Landlord receives a Third Party Offer from any person or entity to lease any vacant space in the 300 Expansion Space, and if Landlord, in good faith, is willing to consider accepting such offer, then Landlord will promptly provide Tenant with written notice of the existence of such availability or Third Party Offer.

         1. First Five Lease Years. In the event that Landlord shall offer such opportunity to lease the 300 Expansion Space to Tenant within the first five Lease Years in the Lease Term, Tenant will have five days after its receipt of Landlord's notice to provide Landlord with written notice that it elects to lease the subject portion of the 300 Expansion Space upon the identical terms and conditions set forth in this Lease with respect to the Leased Premises, except:

                 a. Commencement Date. The commencement date of Tenant's leasing of the subject portion of the 300 Expansion Space will be the later of October 1, 1997 or the date on which the improvements to the subject portion of the 300 Expansion Space are substantially completed by Landlord for Tenant's occupancy;

                 b. Base Rent. The Base Rent payable by Tenant during the term of its leasing of the 300 Expansion Space will be set at the rates contained in the Third Party Offer, or in the event there is no Third Party Offer, at the rates then being quoted not to exceed the last deal made by the Landlord for a comparable space in a comparable building in the greater Lake Mary, Florida area with the rental terms of any such Third Party Offer or last deal being adjusted as reasonably appropriate to reflect the lease term and tenant improvement allowance being provided to Tenant hereunder; and

                 c. Tenant Improvement Allowance. The tenant improvement allowance to be provided to the Tenant shall be the same as the tenant improvement allowance in this Lease.

                 d. The Termination Date of Tenant's leasing of the subject portion of the 300 Expansion Space will be the Termination Date with respect to the Leased Premises as provided in this Lease.

         2. The Last Five (5) Lease Years. In the event that Landlord shall offer such opportunity to lease the 300 Expansion Space to Tenant within the last five Lease Years in the Lease Term, Tenant will have five days after its receipt of Landlord's notice to provide Landlord with written notice that it elects to lease the subject portion of the 300 Expansion Space upon the identical terms and conditions set forth in this Lease with respect to the Leased Premises, except:

                 a. Commencement Date. The commencement date of Tenant's leasing of the subject portion of the 300 Expansion Space will be the later of October 1, 1997 or the date on which the improvements to the subject portion of the 300 Expansion Space are substantially completed by Landlord for Tenant's occupancy;

                 b. Base Rent. The Base Rent payable by Tenant during the term of its leasing of the 300 Expansion Space will be set at the rates contained in the Third Party Offer, or in the event there is no Third Party Offer, at the rates then being quoted, not to exceed the last deal made by the Landlord for a comparable space in a comparable building in the greater Lake Mary, Florida area with the rental terms of any such Third Party Offer or last deal being adjusted as reasonably appropriate to reflect the lease term and tenant improvement allowance being provided to Tenant hereunder; and

                 c. Tenant Improvement Allowance. The tenant improvement allowance to be provided to Tenant will be equal to the tenant improvement allowance provided in this Lease multiplied by a fraction having as its numerator the number of years, or portion thereof, in the lease term for the Expansion Space and having as its denominator the number ten.

                 d. The Termination Date of Tenant's leasing of the subject portion of the 300 Expansion Space will be the Termination Date with respect to the Leased Premises as provided in this Lease.

If Tenant fails to provide Landlord with any written notice within the aforementioned five-day period or if Tenant expressly declines to exercise its right of first refusal within the aforementioned five-day period, then, in either event, Landlord will thereafter have the unrestricted right to lease the subject portion of the 300 Expansion Space to the offeror under the Third Party Offer. If Tenant elects to exercise its right of first refusal within the aforementioned five-day period, then Landlord and Tenant will enter into an addendum to this Lease, which sets forth the terms and conditions of Tenant's leasing of the subject portion of the 300 Expansion Space.

Notwithstanding anything to the contrary contained in this paragraph, Tenant's right of first refusal hereunder will be subject and subordinate to the prior right of first refusal held by Seagate Software Storage Management Group, as well as the prior rights of any then existing tenant in the 300 International Parkway Building to lease any such space. Landlord and Tenant acknowledge that Tenant's right of first refusal will be an ongoing, continuing right of first refusal and will apply to all Third Party Offers received by Landlord on the 300 Expansion Space during the Lease Term hereunder.

         (c) Right of First Refusal on 600 Business Center Drive Building. Subject to the limitations hereinafter set forth in this paragraph, if, at any time during the Lease Term hereunder, Landlord receives a Third Party Offer from any person or entity to lease any vacant space in the 600 Business Center Drive Building which would have the effect, if accepted, of leaving vacancies in the 600 Business Center Drive Building of less than 20,000 rentable square feet (the space which is subject to the Third Party Offer, plus all space which would be vacant following the acceptance of such Third Party Offer, being hereinafter referred to as the "600 Expansion Space"), and if Landlord in good faith, is willing to consider accepting such offer, then Landlord will promptly provide Tenant with written notice of the existence of such Third Party Offer. Landlord's notice to Tenant will include the proposed rent contained in the Third Party Offer, adjusted ,as reasonably appropriate, to reflect the lease term and tenant improvement allowance being provided hereunder, and other economic and business terms related to the leasing of the 600 Expansion Space.

         1. The First Five (5) Lease Years. In the event that Landlord shall offer such opportunity to lease all of the 600 Expansion Space to Tenant within the first five Lease Years in the Lease Term, Tenant will have five days after its receipt of Landlord's notice to provide Landlord with written notice that it elects to lease all of the 600 Expansion Space at the market rents and upon the other economic and business terms specified in Landlord's notice to Tenant, and for a term which will commence upon the substantial completion of the improvements to the 600 Expansion Space and which will expire on the Termination Date with respect to the Leased Premises as provided in this Lease. Furthermore, the tenant improvement allowance to be provided to the Tenant shall be the same as in this Lease.

         2. The Last Five (5) Lease Years. In the event that Landlord shall offer such opportunity to lease all of the 600 Expansion Space to Tenant within the last five Lease Years in the Lease Term, Tenant will have five days after its receipt of Landlord's notice to provide Landlord with written notice that it elects to lease all of the 600 Expansion Space at the market rents and upon the other economic and business terms specified in Landlord's notice to Tenant, and for a term which will commence upon the substantial completion of the improvements to the 600 Expansion Space and which will expire on the Termination Date with respect to the Leased Premises as provided in this Lease. Furthermore, the tenant improvement allowance to be provided to Tenant will be equal to the allowance provided in this Lease multiplied by a fraction having as its numerator the number of years, or portion thereof, in the lease term for the Expansion Space and having as its denominator the number ten.

If Tenant fails to provide Landlord with any written notice within the aforementioned five-day period or if Tenant expressly declines to exercise its right hereunder within such five-day period, then, in either such event, Tenant's rights under this paragraph will automatically terminate and, at all times thereafter, Landlord will have the unrestricted right to lease all or any part of the 600 Expansion Space to any party it so desires.

  3.     Tenant Signage. Notwithstanding anything to the contrary contained in
Section 8 of the Lease, Landlord agrees that Tenant will be identified on a nonexclusive basis on monument signage located at the front of the tract of land on which the Building is located. In addition, Tenant shall have the exclusive right to an exterior building sign and Landlord will provide Tenant signage on the face of the Building as described in Exhibit I, attached hereto and incorporated by this reference, upon any of the following conditions being satisfied:

  a. Tenant's occupancy of more than 50% of the rentable square footage contained within the Building;

  b. At least 66% of the Building being leased and occupied by tenants, with Tenant remaining as the largest single rentable square footage in the Building; or

  c. Seagate Software Storage Management Group's occupancy of more rentable square footage in the Building than any other Tenant and Tenant's continuing occupancy of at least 37,259 square feet of rentable space in the Building.

  d. The cost of any such Building signage will be paid by Tenant. The location, design and composition of the monument sign, as well as any permitted Building sign must comply with applicable zoning and building codes, will be consistent with other similar signage located within the Heathrow International Business Center and general specifications which will govern both the monument and buildings sign referred to above are attached hereto as Exhibit I. The building sign will be located on the eastern wall at the north end of the top floor of the Building.

Landlord agrees that Tenant has satisfied the conditions set forth above and Landlord hereby agrees to provide Tenant with the exclusive exterior building signage for the term of this Lease and any extensions.

  4. Relocation Costs. Within three business days after the later of the Commencement Date or Landlord's receipt of Tenants' first monthly Base Rent payment thereunder, Landlord will pay to Tenant an amount equal to $2.00 per rentable square foot contained within the Leased Premises to defray Tenant's costs of relocating to the Leased Premises. Alternately, Tenant may submit invoices approved by Tenant (from vendors providing services or equipment relating to relocation) to Landlord who will pay such invoices for the Tenant on a timely basis.

  5. Renewal Term. Tenant will have the option to renew this Lease for one renewal term of five years. Such renewal option must be exercised, if at all, by Tenant's delivery of written notice of exercise to Landlord at least 180 days prior to the schedule expiration of the Initial Lease Term. Tenant's right to renew this Lease will be conditioned upon the Lease being in full force and effect, without any default on the part of Tenant beyond any applicable grace period both at the time of Tenant's exercise of such option and at the time of the scheduled commencement of such renewal term. Such renewal term will be upon the same terms and conditions set forth in this Lease with respect to the initial Lease Term except that Base Rent for any such renewal term will be at the ninety-five percent (95%) of the then existing market rates for comparable space in comparable buildings in the greater Lake Mary, Florida area, but in no event shall the Base Rent be less than $21.00 per rentable square foot or greater than $24.00 per rentable square foot. Landlord will notify Tenant of such market rate within ten days after Tenant's request for the same.

  6. Refurbishment Allowance. At the beginning of the sixth year of the Lease Term (as the term "year" is defined in Exhibit B to this Lease), Landlord will provide to Tenant a refurbishment allowance equal to $3.00 per rentable square foot contained within the Leased Premises. An amount up to, but not exceeding the amount of the aforementioned refurbishing allowance, will be paid to Tenant in the sixth lease year within ten days after Tenant's presentation to Landlord of reasonably detailed invoices from third parties documenting refurbishing costs actually incurred by Tenant in connection with the refurbishment of the improvements to the Leased Premises.

  7. Additional Space. In the event Tenant has space needs in excess of the Leased Premises, as they may be increased in accordance with the terms hereof, which space needs arise within the Lease Term but after the seventh
(7th) year thereof, Landlord and Tenant shall make arrangements for the relocation of Tenant to another Pizzuti owned building in Heathrow International Business Center, or alternatively, Landlord and Tenant shall enter into a build to suit agreement. In the event of either a relocation of Tenant to another Pizzuti owned building or the entering into of a build to suit agreement, the terms and conditions of said business arrangement shall be mutually acceptable to Landlord and Tenant, failing which no relocation or build to suit agreement shall occur and this Lease shall continue in full force and effect.

  8. Preliminary Space Plan. Landlord shall bear the expense of formulation of the preliminary space plan. All other costs associated with architectural and engineering plans and drawings for the Leased Premises shall be paid for out of the tenant improvement allowance provided by Landlord.

  9. General Contractor. In light of the substantial cost savings which Tenant will realize by utilization of the same general contractor and subcontractors as those used by Landlord for the Building, Tenant acknowledges that Tenant will not have the right to select a different general contractor or to utilize other subcontractors than those being used by Landlord for the completion of tenant improvements. The general contractor fee for utilization by Tenant of the general contractor shall not exceed five percent (5%).

  10. Brokerage Commission. Landlord agrees that it will pay Properties Atlantic, Inc. a commission pursuant to a separate written agreement to be entered into by Properties Atlantic Inc. and Landlord and that it will pay a commission to Pizzuti Realty of Florida Inc., a representative of Landlord. Landlord and Tenant hereby covenant and agree with one another that no other brokerage fees or commissions are due with respect to or in conjunction with this Lease. Landlord shall pay the brokerage commission to Properties Atlantic, Inc. in accordance with the provisions set out above and the Landlord agrees to indemnify Tenant from and against all loss, cost damage or expense, including, but not limited to, attorneys fees and court costs incurred by Tenant as a result of any claims for brokerage fees or commissions by Properties Atlantic, Inc. or Pizzuti Realty of Florida Inc. or any other person or entity arising from Landlord's breach of covenants set forth in this paragraph.

                                                                       EXHIBIT H


                                  RADON NOTICE


Notification pursuant to Florida statute 404.056(8):


RADON GAS: "Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."



                                              Initialed and Approved by Tenant:



                                              _________________________________

                                                                       EXHIBIT I

                             TENANT'S EXTERIOR SIGN

                                                                       EXHIBIT J
                            BUILDING SPECIFICATIONS

                                                                       EXHIBIT K
                                  PARKING MAP